UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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YARDVILLE NATIONAL BANCORP

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2465 Kuser Road

Hamilton, New Jersey 08690

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS

RECOMMENDS THAT YNB SHAREHOLDERS VOTE “FOR” YNB’S

DIRECTOR NOMINEES

ISS SAYS ELECTION OF DISSIDENT GROUP NOMINEES NOT WARRANTED

April 24, 2006

Dear Fellow YNB Shareholders:

We are pleased to announce that on April 21, 2006, Institutional Shareholder Services (ISS)

recommended that YNB shareholders vote FOR the Company’s director nominees—Samuel D.

Marrazzo, Louis R. Matlack, and George D. Muller. ISS is a leading independent U.S. proxy advisory firm whose voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country. We view the ISS decision as very significant support for YNB.

To follow ISS’s recommendation, YNB shareholders should vote FOR the Company’s director nominees on the Company’s enclosed “BLUE PROXY” card today.

In recommending that YNB shareholders vote FOR the three YNB directors over a slate presented by a dissident shareholder group, ISS wrote that:

“The company’s performance is strong and management’s plan appears to be working.

Management has taken the necessary steps to address the OCC concerns and periodically evaluate strategic alternatives. In reviewing the dissident slate and its plan if elected,

there is no strong evidence to suggest that the election of the dissident nominees is warranted at this time.”*

Commenting on the Company’s performance, ISS noted that:

“The company has experienced robust organic growth over the last ten years as evidenced by strong compound annual growth of 22 percent in assets, 29 percent in commercial loans,

and 20 percent in deposits.”*

Regarding the Company’s corporate governance, ISS observed that:

“Overall, the company has a good governance profile underscored by a substantial majority of independent directors, fully independent key board committees, and no poison pill.”*

Furthermore, ISS noted that:

“The current board already has the relevant experience to carry out management’s plan and has shown that the plan is working.”*

* Permission to use quotations from the ISS report was neither sought nor obtained.

We are very pleased that ISS recognizes YNB’s strong track record of growth and value creation and has recommended that shareholders vote for YNB’s director nominees. Like ISS, we believe that there is no benefit to stockholders in electing the dissident group’s nominees. We believe our Board and management team are best-suited to continue executing our strategic plan and enhancing shareholder value and we look forward to moving beyond this costly and counterproductive proxy contest and to continuing the progress we have made to build a stronger future for YNB and all of our shareholders.

WITH YOUR SUPPORT, YNB’S BOARD AND MANAGEMENT CAN CONTINUE TO BUILD

VALUE FOR ALL SHAREHOLDERS

VOTE THE ENCLOSED “BLUE PROXY” TODAY

Your Board asks that you support your Board and management team by voting FOR YNB’s incumbent directors, Samuel D. Marrazzo, Louis R. Matlack and George D. Muller, on the enclosed “BLUE

PROXY” CARD today. Your vote is extremely important, no matter how many or how few shares that you own. If you have any questions or need any assistance in voting your shares, please do not hesitate to contact our proxy solicitor, Georgeson Shareholder Services, at 1-800-509-1393.

Thank you very much for your continued support.

On behalf of the Board of Directors,

Jay G. Destribats

Chairman